Exhibit 10.59

SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF

CLEAN COAL SOLUTIONS, LLC

This Second Amendment to the Second Amended and Restated Operating Agreement of Clean Coal Solutions, LLC (this “Amendment”) is agreed to, approved and entered into as of July 31, 2012. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Second Amended and Restated Operating Agreement of Clean Coal Solutions, LLC, dated as of May 27, 2011 and amended effective as of July 31, 2011 (the “LLC Agreement”).

RECITALS

WHEREAS, ADA-ES, Inc., a Colorado corporation (“ADA”), NexGen Refined Coal, LLC, a Wyoming limited liability company (“NexGen”), and GSFS Investments I Corp., a Delaware corporation (“GS,” and collectively with ADA and NexGen, the “Members”), constitute all of the members of Clean Coal Solutions, LLC, a Colorado limited liability company (the “Company”), and each of the Members is party to the LLC Agreement;

WHEREAS, ADA has given notice of a change in one ADA Manager effective January 1, 2012;

WHEREAS, the Members desire to expand the Board of Managers to allow for the appointment of an additional Manager, not directly representative of any of the Members;

WHEREAS, the Members desire to make certain other changes to the LLC Agreement as set forth in this Amendment; and

WHEREAS, the Members and the Company desire to execute this Amendment to evidence their consent to, and approval of, the amendments to the LLC Agreement set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Members and the Company hereby agree as follows:

AGREEMENT

1. Amendments to Section 1.1.

a. The following definitions are hereby added to Section 1.1 of the LLC Agreement in the appropriate alphabetic locations:

“At Large Manager” has the meaning given such term in Section 5.1(c)(ii).

“Mercury Only Emission Control” means the use of the Technology or Licensed Property for the primary purpose of decreasing the emissions of mercury from coal-fired boilers using any type of coal or blend of coals, but without the intention of also decreasing emissions of nitrogen oxide (NOx) or otherwise for qualifying for a Tax Credit or a Similar Tax Credit (as such term is defined in the respective Technology License Agreements).

“Technology License Agreements” means, collectively, (i) that certain Technology License Agreement, dated as of July 26, 2012, by and between ADA and the Company pursuant to which ADA granted the Company a license to the Company’s M-45 Technology including the Licensed Property (as such terms are defined in the Technology License Agreement), as the same may be amended or restated from time to time, and (ii) that certain Amended and Restated License Agreement, dated as of October 30, 2009, by and between ADA and the Company pursuant to which ADA granted the Company a license to the Company’s CyClean™ technology and Licensed Property (as the term “Licensed Property” is defined in such Amended and Restated License Agreement), as the same may be amended or restated from time to time.”

b. The following definitions in Section 1.1 of the LLC Agreement and the specified Exhibits are hereby deleted in their entirety:

i.	Chemicals and Additives;

ii.	Chemicals Business;

iii.	Technical Engineering Services;

iv.	Exhibit C; and

v.	Exhibit D.

c. The definitions of the following terms in Section 1.1 of the LLC Agreement are hereby deleted in their entirety and replaced with the following:

“Know-How” means technical information, ideas, concepts, confidential information, trade secrets, know-how, discoveries, inventions, processes, methods, formulas, source and object codes, data, programs, other works of authorship, improvements, developments, designs and techniques related to the production of Refined Coal or Mercury Only Emissions Control other than as embodied in the Patents, that are owned or controlled by ADA and that are necessary or desirable to use the Technology or the Licensed Property for the purposes, and for the term, specified in the Technology License Agreements.

“Licensed Property” has the meaning given to such term in the respective Technology License Agreements, including the other related defined terms contained therein.

“Patents” means:

(a) U.S. Patent No. 6,773,471 B2 entitled “Low Sulfur Coal Additive for Improved Furnace Operation” issued on August 10, 2004;

(b) U.S. Patent No. 6,729,248 B2 entitled “Low Sulfur Coal Additive for Improved Furnace Operation” issued on May 4, 2004;

(c) U.S. Patent Application No. 12/785,184 entitled “Additives for Mercury Oxidation in Coal-fired Power Plants” filed May 21, 2010 which is a continuation in part of Patent Application No. 10/209,083 entitled “Low Sulfur Coal Additive for Improved Furnace Operation” filed July 30, 2002;

(d) U.S. Patent No. 8,124,036 entitled “Additives for Mercury Oxidation in Coal-Fired Power Plants” issued on February 28, 2012 which claims the benefits of U.S. Provisional Patent Application Serial No. 60/730,971 entitled “Additives for Catalysis of Mercury Oxidation in Coal-Fired Power Plants” filed October 27, 2005;

(e) U.S. Patent Application No 13/471,015, entitled “Process to reduce emissions of nitrogen oxides and mercury from coal-fired boilers,” filed May 14, 2012, which Application claims the benefits of U.S. Provisional Application Serial No. 61/486,217, filed May 13, 2011, and Serial No. 61/543,196, filed October 4, 2011, of the same title, each of which was incorporated into the Application by reference; and;

(f) any and all continuations, continuations-in-part, and divisionals, and all patents issuing which are based on such applications, and all reissues, reexaminations, or extensions thereof, as well as any foreign counterparts, continuations, continuations-in-part or divisions thereof and patents and patent applications on any improvements, advancements, modifications, revisions or developments to the subject matter claimed in the aforesaid patents that are developed by or for ADA, together with any other patents (U.S. or foreign and even if not listed herein) that share a common claim of priority with said patents or that cover inventions substantially similar to said patents.

“Technology” has the meaning given to such term in the respective Technology License Agreements, including the other related defined terms contained therein.

d. The first sentence of the definition of Section 45 Business in Section 1.1 of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“Section 45 Business” means each business of the Company or a Subsidiary of the Company in respect of which, inter alia, the Company shall have “placed in service” (within the meaning of Section 45(d)(8)(A) of the Code) a Facility prior to January 1, 2012, for the production of Refined Coal to be used to reduce NOx and mercury emissions in coal-fired boilers, and as to which the Company has either (a) entered into an agreement or agreements to sell or lease a Facility to a third party, and such third party would be thereafter entitled to Tax Credits for the Refined Coal produced from such Facility, or (b) determined to operate such Facility and retain the Tax Credits for the Refined Coal produced from such Facility for the benefit of the Company and its Members.”

2. Amendment to Section 2.6(a). The first sentence of Section 2.6(a) of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“The purposes and character of the business of the Company shall be to (i) enter into the Transaction Agreements, (ii) accept contributions by the Members in accordance with the provisions of this Agreement and the Purchase Agreement, (iii) engage in Mercury Only Emission Control to the extent permitted by the Technology License Agreements and the Section 45 Business, and (iv) engage in other business consistent with or in furtherance of the foregoing related to Refined Coal, as may be necessary or appropriate to accomplish the purposes set forth herein or as may be approved by the Board from time to time (collectively, the “Business”).”

3. Amendments to Section 5.1(c).

a. The first sentence of Section 5.1(c) of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Managers Appointed by Members. The Board shall consist of seven (7) Managers.”

b. A new subparagraph (ii), as set forth below, is hereby added to the end of Section 5.1(c) of the LLC Agreement, which section is redesignated as Section 5.1(c)(i);

“(ii) At Large Manager. In addition to the ADA Managers and the NexGen Managers, the Board shall include one (1) additional Manager not directly representative of any of the Members (the “At Large Manager”). The At Large Manager shall be selected by the affirmative vote of the Board pursuant to Section 5.2. The At Large Manager shall be appointed annually for the term beginning with the annual meeting of the Board as described in Section 5.2(a)(ii), and such At Large Manager shall hold office until his or her successor shall have been appointed and qualified or until his or her earlier death, resignation or removal. The Board may determine at any point, and for such duration as the Board may approve, to leave the position of At Large Manager unfilled, in which case the ADA Managers and the NexGen Managers shall constitute the entire Board for all purposes. The At Large Manager shall be a natural person, over the age of eighteen (18), but the At Large Manager need not be a Member of the Company or a resident of the State of Colorado. The At Large Manager shall not be an employee of any Member, but shall be permitted to be an employee, contractor or consultant to the Company and to have such other background, training, and affiliations as determined in the discretion of the Board.”

4. Amendment to Section 5.1(e). A new sentence, as set forth below, is hereby added prior to the last sentence of Section 5.1(e) of the LLC Agreement:

“In the event of a vacancy in the office of the At Large Manager and subject to Section 5.1(c), a successor shall be appointed by action of the Board to hold office for the unexpired term of such At Large Manager.”

5. Amendment to Section 5.1(f). A new sentence, as set forth below, is hereby added at the end of Section 5.1(f) of the LLC Agreement:

“The At Large Manager may be removed at any time by the affirmative vote of the Board pursuant to Section 5.2 in the sole discretion of the Board and independent of the circumstances set forth in the prior sentence.”

6. Amendments to Section 5.2(a).

a. The first sentence of subparagraph (vi) of Section 5.2(a) of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“A majority of the Managers shall constitute a quorum for the conduct of business at a meeting of the Board; provided, however, that if at such time the Board consists of seven (7) Managers, then a minimum of five (5) Managers shall constitute a quorum; provided further, that if any Managers have been disqualified from participation in the consideration of and voting on any matter to be acted upon by the Board pursuant to Section 5.2(a)(x), solely with respect to such matter the number of Managers required for a quorum shall be reduced by the number of Managers so disqualified. A majority of the members of any committee of the Board shall constitute a quorum for the conduct of business at a meeting of such committee; provided, however, that if any committee members have been disqualified from participation in the consideration of and voting on any matter to be acted upon by a committee pursuant to Section 5.2(a)(x), solely with respect to such matter the number of committee members required for a quorum shall be reduced by the number of committee members so disqualified.”

b.	The first sentence of subparagraph (vii) of Section 5.2(a) of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“At any meeting of the Board or a committee thereof at which a quorum is present, the affirmative vote of a majority of the Managers or committee members, as applicable, shall be the act of the Board or committee, unless the vote of a greater number is required by this Agreement; provided, however, that if any Managers or committee members have been disqualified from participation in the consideration of and voting on any matter to be acted upon by the Board or any committee pursuant to Section 5.2(a)(x), solely with respect to such matter the affirmative vote of a majority of the Managers or committee members, as applicable, not so disqualified shall be the act of the Board or committee.”

c.	A new sentence, as set forth below, is hereby added following the first sentence of subparagraph (vii) of Section 5.2(a) of the LLC Agreement:

“Notwithstanding the foregoing, at any time at which the Board consists of seven (7) Managers, the affirmative vote of a minimum of five (5) Managers shall be required for action by the Board; provided, however, that if any Managers have been disqualified from participation in the consideration of and voting on any matter to be acted upon by the Board pursuant to Section 5.2(a)(x), solely with respect to such matter the number of affirmative votes required by this sentence shall be reduced by the number of Managers so disqualified.”

d.	A new subparagraph (x), as set forth below, is hereby added following subparagraph (ix) of Section 5.2(a) of the LLC Agreement:

“(x) Notwithstanding any other provision hereof, except as may be waived by unanimous consent of each other Manager, any Manager shall be disqualified from participating in the consideration of and voting on any matter to be acted upon by the Board or any committee thereof with respect to which (i) such Manager has any direct or indirect interest or benefit, financial or otherwise, which is different from or in addition to the interest of the Company or any of its Subsidiaries (other than compensation received or to be received from such Manager’s employer tied to performance or financial results of the Company, any Subsidiary of the Company, or Clean Coal Solutions Services, LLC), or (ii) in the case of any ADA Manager or NexGen Manager, the Member by which he or she was appointed, or any Affiliate of such Member (other than the Company, any Subsidiary of the Company or Clean Coal Solutions Services, LLC), has any direct or indirect interest or benefit, financial or otherwise, in the matter different from or in addition to its interest as a Member.”

7. Amendment to Section 6.1. A new paragraph (d), as set forth below, is hereby added following paragraph (c) of Section 6.1 of the LLC Agreement:

“(d) Except as may be waived by unanimous consent of each other Member, any Member shall be disqualified from participating in the consideration and approval of any matter submitted to the Members for approval pursuant to Section 6.1(a) with respect to which such Member or any of its Affiliates (other than the Company, any Subsidiary of the Company or Clean Coal Solutions Services, LLC) has any direct or indirect interest or benefit, financial or otherwise, in the matter different from or in addition to its interest as a Member, and the affirmative vote or written consent of any Member disqualified pursuant to this Section 6.1(d) shall not be required for approval of such matter pursuant to Section 6.1(a).

8. Amendment to Section 11.8. A new paragraph (l), as set forth below, is hereby added following paragraph (k) of Section 11.8 of the LLC Agreement:

“To the extent that any Confidential Information may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege, the parties understand and agree that they have a commonality of legal interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege.”

9. Amendment to Section 11.1. The final sentence of Section 11.1 of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“Notice or other required communication to any ADA Manager shall be effective if delivered to ADA, and to any NexGen Manager if delivered to NexGen, in each case pursuant to the requirements of this Section 11.1. Notice or other required communication to the At Large Manager shall be effective if delivered pursuant to the requirements of this Section 11.1 to such address as the At Large Manager shall provide to the parties to this Agreement. A party may change its address by notice to the other parties and the At Large Manager, and the At Large Manager may change its address by notice to the parties to this Agreement.”

10. Amendment to Schedule 5.1(c). Schedule 5.1(c) to the LLC Agreement is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto.

11. Miscellaneous.

a. Sections 11.1 through 11.7, 11.11 and 11.13 through 11.15 of the LLC Agreement are hereby incorporated into, and made applicable to, this Amendment as if set forth herein.

b. Except as expressly set forth in this Amendment, all terms, conditions and provisions of the LLC Agreement shall continue in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Members have caused this Amendment to be duly executed on their behalf as of the date first set forth above.

COMPANY:

CLEAN COAL SOLUTIONS, LLC

By:
Name:
Title:

MEMBERS:

ADA-ES, Inc.

By:
Name:
Title:

NexGen Refined Coal, LLC

By: NexGen Refined Coal Holdings, LLC, its manager By: NexGen Synfuel Management, Inc., its manager

By:
Name:
Title:

GSFS Investments I Corp.

By:
Name:
Title:

[Signature Page to Second Amendment to Second Amended and Restated Operating Agreement of Clean Coal Solutions, LLC]

EXHIBIT 1

SCHEDULE 5.1(c)

Managers

ADA Managers: Dr. Michael Durham, Mark McKinnies, Jean Bustard

NexGen Managers: Charles S. McNeil, Brian C. Humphrey, W. Randall Dietrich

At Large Manager: Dr. Nina Bergan French